UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 20, 2007

Lev Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947

DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Third Avenue, Suite 2200
New York, NY 10017
(Address and zip code of principal executive offices)

(212) 682-3096
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 concerning the grant of restricted stock awards to Messrs. Schein and Cooper is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2007, Lev Pharmaceuticals, Inc. (the “Registrant”) entered into second amended and restated employment agreements with each of its Chief Executive Officer, Mr. Joshua D. Schein, and its Executive Vice President and Chairman, Mr. Judson Cooper. The employment agreements are identical in all material respects and are summarized below. As used in the following summary, the term “Executive(s)” shall refer to Messrs. Schein and Cooper. In addition to the execution of the amended and restated employment agreements, on December 20, 2007, the Registrant also awarded each of the Executives a cash bonus for the 2007 fiscal year of $425,000, which was approved by the Registrant’s Compensation Committee.

  •   The amended and restated employment agreements are for an initial term expiring December 31, 2012 and at the end of the initial term renew automatically for additional one year terms unless sooner terminated or not renewed. Under the employment agreements, the Executives will continue to receive a base salary of $425,000; provided, however, that the base salary shall increase to $500,000 effective upon the date on which the U.S. Food and Drug Administration approves the Registrant’s biologics license application for its lead product candidate (the “Approval Date”).  In addition, the base salary shall increase at the end of each year of service (commencing at the end of 2007) by the greater of (i) 4% or (ii) a percentage equal to the increase, if any, in the United States Department of Labor Consumer Price Index (or comparable index, if available) for the New York metropolitan area over the previous 12 months.

  •   Cooper shall be eligible to receive an annual cash bonus, the amount of which to be determined in the discretion of the Compensation Committee of the Board of Directors. Commencing in the year in which the Approval Date occurs, the Executives will be entitled to a bonus opportunity within the target range of 75% to 200% of base salary, based on satisfaction of performance targets to be determined by the Compensation Committee.

  •   Grant of 2,000,000 shares of restricted common stock. The vesting schedule applicable to the restricted stock is as follows: 50% of the restricted stock shall vest and the restrictions thereon shall lapse on the Approval Date and thereafter 25% of the restricted stock shall vest and the restrictions thereon shall lapse on each of the first and second anniversaries of the Approval Date.

  •     In the event of the termination of employment by the Registrant without “cause” or by an Executive for “good reason,” as those terms are defined in the amended and restated employment agreements, or in the event that the Registrant determines not to renew such agreements, the Executive would be entitled to:

(A) a lump sum payment equal to the greater of (x) or (y): (x) (1) two times base salary in effect at the date of termination plus (2) two times the greater of (the “Applicable Bonus”) the bonus paid for the fiscal year prior to the date of termination or 100% of his Base Salary in effect at the date of termination plus (3) a pro rated bonus for the year of termination based upon the Applicable Bonus; or (y) (1) base salary as if the Executive remained in the employ of the Registrant through December 31, 2012 plus (2) bonus payments as if he remained in the employ of the Registrant through December 31, 2012 based upon the Applicable Bonus;

(B) continued participation in the Registrant’s health and welfare plans for a period equal to the longer of two years from the date of termination and December 31, 2012 or, earlier if the Executive is eligible for comparable coverage with a subsequent employer;

(C) the previously granted options shall be deemed fully vested on the date of termination and shall remain outstanding through the expiration of the original ten year term and the restricted stock grant shall remain outstanding and continue to vest through the applicable vesting dates; and

(D) all compensation accrued but not paid as of the termination date.

  •  The benefits payable upon termination without cause or for good reason would also be paid to an Executive in the event the Registrant terminates the amended and restated employment agreement for death or disability (as defined in such agreement), provided, however, that in the event of the termination due to death, the lump sum payment shall be the amount described in clause (A)(x) above.

  •   If the Executive’s employment is terminated by the Registrant for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation and continued exercisability of vested options to the extent provided in the applicable option agreement.

  •   In the event of a “Change in Control” as defined in the amended and restated employment agreements, the Executives would be entitled to the following additional benefits:

(A) the previously granted options shall be deemed fully vested on the date of the Change in Control and shall remain outstanding through the expiration of the original ten year term and the restricted stock grant shall be assumed by the acquirer and continue to vest in accordance with its terms or in certain events, the acquirer may elect to pay the Executives an amount equal to the value of such restricted shares based on the fair market value of its capital stock on each applicable vesting date;

(B) if the Executive’s employment terminates following a Change in Control for any reason, other than by the Registrant for cause or the Executive without good reason, he shall be entitled to the payments applicable in the event of a termination without cause or for good reason, however, the applicable base salary for such payment shall not be less than $500,000 and the applicable bonus amount shall be deemed to be 200% of base salary;

(C) in the event a Change in Control occurs within 18 months following his termination for good reason or without cause and the Change in Control transaction was the subject of substantive discussions at the time of such termination of employment, then the Executive shall be entitled to receive the additional payments following a Change in Control;

(D) the Registrant shall deposit the amounts payable to the Executive in a “rabbi” trust following the occurrence of Change in Control;

(E) the Executive shall be entitled to a transaction fee for any Change in Control equal to 1.5% of the enterprise value of the Registrant (as defined in the agreement) if such amount is in excess of $400 million; and

(F) the amended and restated employment agreements continue to contain a tax gross-up provision relating to any excise tax that the Executive incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code, provided that the event which caused the imposition of the excise tax arises out of a Change in Control of the Registrant, as described in the employment agreements.

(G) Notwithstanding the foregoing, in the event of a Change in Control, the Registrant’s maximum payment obligation to the Executives shall be subject to a cap based on a percentage of the enterprise value of the Registrant at the time of the Change in Control. In the event the Registrant’s payment of the excise tax gross-up payment would cause this payment cap to be exceeded, then each executive shall be deemed to have automatically waived his right to receive the gross-up payment to the extent by which such payment exceeds the cap.

  •  Pursuant to the amended and restated employment agreements, each Executive is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.

The foregoing description of the Registrant’s amended and restated employment agreements with Messrs. Schein and Cooper is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed or furnished herewith.

Exhibit No.	Description of Document

10.1	Second Amended and Restated Employment Agreement between the Registrant and Judson Cooper
10.2	Second Amended and Restated Employment Agreement between the Registrant and Joshua Schein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEV PHARMACEUTICALS, INC.

By: /s/ Joshua D. Schein
Name: Joshua D. Schein
Title: Chief Executive Officer
Date: December 21, 2007

Exhibit Index

Exhibit No.	Description of Document

10.1	Second Amended and Restated Employment Agreement between the Registrant and Judson Cooper
10.2	Second Amended and Restated Employment Agreement between the Registrant and Joshua Schein